                                                                     Exhibit 3.5

                            ARTICLES OF INCORPORATION
                                       OF
                                    WFC, INC.

      I, the undersigned, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 180 of the Laws of Wisconsin. and any amendments thereto, do hereby associate myself as a body corporate and do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

      The name of this corporation shall be "WFC, INC."

                                   ARTICLE II

      The purpose and general nature of its business shall be for general business purposes.

                                   ARTICLE III

      The location and post office address of the registered office of this corporation shall be 450 North C.P. Avenue, Lake Mills, Wisconsin 53551, Jefferson County. The registered agent of the corporation and his address shall be: Russell P. Roedl, 450 North C.P. Avenue, Lake Mills, Wisconsin 53551, Jefferson County.

                                   ARTICLE IV

      The aggregate number of shares of common stack which the corporation shall have the authority to issue shall be Ten Thousand (10,000) shares of common capital stack with a par value of one cent ($.01) per share.

      The sale of the stock of this corporation by any shareholder may be restricted in the Bylaws or in any contract between two or more shareholders to the extent that said stock may be required by such Bylaws or contract to be offered first to the corporation or to other shareholders at a price to be fixed in accordance with such Bylaws or contract; provided, however, that no such restrictions shall be valid unless stated upon the stock certificate.

      Each holder of record of common stock shall be entitled to one (1) vote per share for each share of common stock standing in his or her name on the books of the corporation. No shareholder entitled to vote shall have or exercise the right to accumulate his or her votes in electing directors, and there shall be no cumulative voting for any purpose whatsoever.

                                    ARTICLE V

      The number of directors which shall constitute the whole Board of Directors ohall be at least three (3) except that in cases where all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. Each director shall continue in office for the term for which he or she was named or elected and until his or her successor is elected and qualified. The number of Directors will be fixed by Bylaws.

      The names and addresses of the members of the first Board of Directors are as follows:

                       Richard G. Olson
                       Michael Foods, Inc.
                       324 Park National Bank Building
                       5353 Wayzata Boulevard
                       Minneapolis, Minnesota 55416

                       Mr. Jeffrey M. Shapiro
                       Michael Foods, Inc.
                       324 Park National Bank Building
                       5353 Wayzata Boulevard
                       Minneapolis, Minnesota 55416

                                   ARTICLE VI

      The Board of Directors of this corporation shall have full power and authority to make and adopt Bylaws for the government of this corporation and its affairs as it may deem advisable and necessary, and as shall not be inconsistent with the provisions of these Articles of Incorporation and to amend or alter such Bylaws from time to time; provided, however, that the authority to make and alter such Bylaws vested hereby in said board shall be subject to the power and right of the shareholders to change or repeal such Bylaws and provided further, that said board shall not make or alter any Bylaws fixing the number, qualifications, classification or term of each member of said board.

                                   ARTICLE VII

      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) to the full extent permitted by the Wisconsin Business Corporation Law. In addition, no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

      (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

      (2) A violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

      (3) A transaction from which the director or officer derived an improper personal profit; or

      (4) Willful misconduct.

                                  ARTICLE VIII

      These Articles of Incorporation may be amended by the affirmative vote of the holder or holders of the majority of the voting power of the common stock present at a shareholders' meeting wherein said amendments are submitted to a vote.

                                   ARTICLE IX

      The name and post office address of the incorporator is as follows:

              John Reedy
              c/o Michael Foods, Inc.
              324 Park National Bank Building
              5353 Wayzata Boulevard
              Minneapolis, Minnesota 55416

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed his hand this 11th day of January, 1989.

                                      /s/ John Reedy
                                      -------------------------------
                                      John D. Reedy

                                                              STATE OF WISCONSIN
                                                                    FILED
                                                                 JAN 20 1989

                                                             DOUGLAS LA FOLLETTE
                                                              SECRETARY OF STATE

  STATE OF MINNESOTA    )
                        )
  COUNTY OF [ILLEGIBLE] )

      On this 11th day of January, 1999, before me, a Notary Public, personally appeared John Reedy to me known to be the person named in and who executed the foregoing instrument and acknowledged to me that he executed the same as his free act and deed and for the uses and purposes therein expressed.

                                    /s/ [ILLEGIBLE]
                                    --------------------------------
                                    Notary Public

[NOTARY SEAL]

                                                            STATE OF WISCONSIN )
                                                                             WI.
                                                            Jefferson County   )
[ILLEGIBLE]
                                                Received on record this 27th day
                                                of January A.D., 1989 at 9:00
      848140                                    o'clock A.M. and recorded Vol.
                                                729 of records, page 882
                                                Phyllis F. Hess Register
                                                ________________Deputy


                            United States of America
Form 14                         State of Wisconsin
                        OFFICE OF THE SECRETARY OF STATE

                    To All to Whom These Presents Shall Come:

      The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

                                            IN TESTIMONY WHEREOF, I have
                                            hereunto set my hand and affixed
                                            my official seal, at Madison, on
                                            the date of filing of said doc-
                                            ument.



                                            /s/ Douglas LaFollette
                                            DOUGLAS La FOLLETTE
[NOTARY SEAL]                               Secretary of State

                                            [ILLEGIBLE]